Exhibit 99.1

Contact:	Viewpoint:	Or	Investor Relations:
	Tatyana Yemets		212-201-0800
	212-201-0821		ir@viewpoint.com
tyemets@viewpoint.com

Viewpoint Corporation Announces First Quarter Financial Results

*Expects Revenue Growth and Significant Bottom Line Improvements in 2007 Compared to 2006

New York, NY – May 9, 2007 – Viewpoint Corporation (NASDAQ: VWPT), a leading internet marketing technology company, today announced financial results for the first quarter ended March 31, 2007. The Company also recently announced a strategic partnership with DG FastChannel and concurrent $4.3 million private equity investment in Viewpoint, as well as an additional private equity investment from Gruber & McBaine Capital Management of $1.0 million.

Viewpoint reported total revenue of $3.3 million for the first quarter 2007, inline with our expectations a 22 percent decrease as compared to $4.3 million in the fourth quarter 2006 and a 17 percent decrease as compared to $4.0 million in the first quarter 2006. Gross profit was $2.3 million for the first quarter of 2007, a decrease of 25 percent as compared to the $3.1 million for the fourth quarter of 2006 and an increase from $2.2 million for the first quarter of 2006.

Patrick Vogt, President and Chief Executive Officer, commented, “In the first quarter, we achieved important milestones in developing our business platform. Our strategic partnership with DG FastChannel, combined with our recent acquisition of MAKOS, provide us with the opportunity to capture more growth in our business. The inclusion of our rich media and video technology into the vast DG FastChannel system enables more integrated advertising services and reporting for customers. Furthermore, through MAKOS, we are now able to better serve clients that require cross platform advertising support including broadcast video, creative and story boarding capabilities.

“The Viewpoint internet marketing technology platform is now built and we are now entering the next phase in our business strategy,” continued Mr. Vogt. “Our Q2 pipeline is strong and as such we expect significant sequential improvement in revenue and our bottom-line results. We expect growth in revenue for 2007 compared to 2006, in addition we expect significant improvement in bottom-line performance in 2007 compared to 2006. We are confident in the business going forward and believe that the momentum that has been building in the first half of the year will continue throughout the year.”

Operating loss for the first quarter of 2007 was $2.0 million as compared to an operating loss of $1.1 million in the fourth quarter of 2006 and an improvement of $1.1 million as compared to an operating loss of $3.1 million for the first quarter of 2006. Operating expenses for the first quarter decreased by almost $1.0 million year over year, including a $0.3 million decrease in non-cash stock-based compensation expense. Christopher Duignan, Chief Financial Officer stated, “The year over year decrease in operating expenses highlights our commitment to effective cost management as we grow the business.” Net loss for the first quarter was $2.0 million or $(0.03) per share compared to a net loss of $0.6 million, or $(0.01) per share in the fourth quarter 2006 and a net loss of $3.9 million or $(0.06) per share, in the first quarter 2006.

Viewpoint’s cash, cash equivalents, and marketable securities as of March 31, 2007 were $2.8 million. As noted above, the Company completed a private placement raising $5.3 million on May 7, 2007.

FINANCIAL INFORMATION

Management prepares and is responsible for the Company’s consolidated financial statements which are prepared in accordance with accounting principles generally accepted in the United States. The financial information contained in this press release, which is unaudited, is subject to revision and should not be considered final until the Company files its Quarterly Report on Form 10-Q, which is scheduled to occur on or before May 10, 2007. At the present time, the Company has no reason to believe that there will be changes to the financial information contained herein.

FINANCIAL MEASURES

In addition to the results presented above in accordance with generally accepted accounting principles, or GAAP, the Company presents financial measures that are non-GAAP measures, specifically adjusted operating income. The Company believes that this non-GAAP measure, viewed in addition to and not in lieu of the Company’s reported GAAP results, provides useful information to investors regarding its performance and overall results of operations. These metrics are an integral part of the Company’s internal reporting to measure the performance of the Company and the overall effectiveness of senior management. Reconciliations to comparable GAAP measures are available in the accompanying schedules and on the Company’s website. The financial measures presented are consistent with the Company’s historical financial reporting practices. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies, and are not identical to corresponding measures used in our various agreements or public filings.

CONFERENCE CALL

The Company will host a conference call on May 9, 2007 at 9:00 A.M. (Eastern Time) to discuss first quarter 2007 financial results.

The conference call will be available via the Internet in the Investor Relations section of Viewpoint’s Web site at http://www.viewpoint.com, as well as through Thomson/CCBN at www.earnings.com. If you are not able to access the live Web cast, dial in information is as follows:

Toll-Free Telephone Number:	(800) 603-7883
International Telephone Number:	(706) 643-1946
Pass code:	8050565

Participants should call at least 10 minutes prior to the start of the call.

A complete replay of the conference call will be available approximately one hour after the completion of the call by dialing (800) 642-1687 through Wednesday, May 16, 2007. Callers should enter the pass code above to access the recording.

ABOUT VIEWPOINT

Viewpoint is a leading Internet marketing technology company, offering Internet marketing and online advertising solutions through the powerful combination of its proprietary visualization technology and a full range of campaign management services including TheStudio, Viewpoint's creative services group, Unicast, Viewpoint's online advertising group, and KeySearch, Viewpoint's search engine marketing consulting practice. Viewpoint's technology and services are behind the online presence of some of the world's most esteemed brands, including AOL, GE, Sony, and Toyota. More information on Viewpoint can be found at www.viewpoint.com.

The company has approximately 100 employees principally at its headquarters in New York City and in Los Angeles.

FORWARD LOOKING STATEMENTS

This press release contains "forward-looking" statements as that term is defined in the Private Securities Litigation Reform Act of 1995 and similar expressions that reflect Viewpoint's current expectations about its future performance. These statements and expressions are subject to risks, uncertainties and other factors that could cause Viewpoint's actual performance to differ materially from those expressed in, or implied by, these statements and expressions. Such risks, uncertainties and factors include those described in Viewpoint's filings and reports on file with the Securities and Exchange Commission.

Copyright © 2007 Viewpoint Corporation. All Rights Reserved. Viewpoint, Unicast, TheStudio by Viewpoint and KeySearch are trademarks or registered trademarks of Viewpoint Corporation.

VIEWPOINT CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(Unaudited)

		Three Months Ended
	March 31,		December 31,
	2007	2006	2006
Revenue:
Advertising systems	$1,110	$1,595	$1,683
Search	1,485	1,789	1,485
Services	719	553	1,040
Licenses	6	46	66
Total revenue	3,320	3,983	4,274

Cost of revenue:
Advertising systems	452	1,040	538
Search	43	36	41
Services	481	663	571
Licenses	-	6	-
Total cost of revenue	976	1,745	1,150
Gross profit	2,344	2,238	3,124

Operating expenses:

Sales and marketing	1,195	1,578	1,411
Research and development	810	1,088	781
General and administrative	2,078	2,359	1,779
Depreciation	115	117	129
Amortization of intangible assets	128	110	127
Restructuring charges	-	92	-
Total operating expenses	4,326	5,344	4,227

Loss from operations	(1,982)	(3,106)	(1,103)

Other income (expense)
Interest and other income, net	51	79	68
Interest expense	(204)	(287)	(217)
Changes in fair values of warrants to purchase common stock	157	(628)	666
Total other income (expense)	4	(836)	517
Loss before provision for income taxes	(1,978)	(3,942)	(586)
Provision for income taxes	12	7	22
Net loss	$(1,990)	$(3,949)	$(608)

Basic and diluted net loss per common share:
Net loss per common share	$(0.03)	$(0.06)	$(0.01)

Weighted average number of shares outstanding-basic and diluted	67,670	64,864	67,670

VIEWPOINT CORPORATION

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

(Unaudited)

	March 31, 2007	December 31, 2006
Assets
Current assets:
Cash and cash equivalents	$1,749	$4,154
Marketable securities	1,034	113
Accounts receivable, net	2,520	3,037
Prepaid expenses and other current assets	547	543
Total current assets	5,850	7,847

Restricted cash	192	190
Property and equipment, net	919	1,023
Goodwill	14,882	14,882
Intangible assets, net	3,534	3,689
Other assets	43	56
Total assets	$25,420	$27,687

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,390	$1,660
Accrued expenses	387	401
Deferred revenue	61	70
Current portion of notes payable	389	389
Accrued incentive compensation	545	545
Current liabilities related to discontinued operations	231	231
Total current liabilities	3,003	3,296

Accrued expenses - Deferred Rent	206	232

Warrants to purchase common stock	310	467
Subordinate notes	2,368	2,456
Unicast notes	1,500	1,541

Stockholders’ equity
Preferred stock	-	-
Common stock	68	68
Paid-in capital	306,552	306,214
Treasury stock	(1,015)	(1,015)
Accumulated other comprehensive loss	4	14
Accumulated deficit	(287,576)	(285,586)
Total stockholders’ equity	18,033	19,695
Total liabilities and stockholders’ equity	$25,420	$27,687

VIEWPOINT CORPORATION

RECONCILIATION OF INCOME (LOSS) FROM OPERATIONS TO ADJUSTED OPERATING INCOME (LOSS)

(in thousands, except per share amounts) (Unaudited)

	Three Months Ended
	March 31,		December 31,
	2007	2006	2006

Loss from Operations	$(1,982)	$(3,106)	$(1,103)
Plus (Less):
Non-cash stock based Compensation:
COS-Ad Systems	4	3	10
COS – Services	7	55	21
Sales and marketing	86	172	101
Research and development	28	109	60
General and administrative	213	329	236
Depreciation	141	145	145
Amortization	156	138	155
Restructuring charges	-	92	-

Adjusted Operating Income	$(1,347)	$(2,063)	$(375)